Exhibit 10

                   MEMORANDUM OF AGREEMENT CONCERNING OPTIONS

To:   ________________

From: Ladd Seaberg

Date: December 10, 2001

Re:   Cancellation of Existing Stock Option and Grant of Option on June 11, 2002

     In consideration of your offer to cancel the option granted to you on December 10, 1996 to purchase ________ shares of the Common Stock of Midwest Grain Products, Inc., the Company, as authorized by the Human Resources
Committee on this date, has agreed to issue to you on June 11, 2002, an option to purchase a like number of shares upon the terms set forth in the option agreement that is attached hereto. The option price per share for the option to be issued will be the greater of $___.___, which is the per share fair market value of the Common Stock as of 10:15 a.m. CST on December 10, 2001, or the per share fair market value of the Common Stock as of 10:15 a.m. CDT on June 11, 2002.

                                        ________________________________________
                                        Ladd M. Seaberg, President

     Cancellation of option is hereby acknowledged.


     Dated December 10, 2001            ________________________________________
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                          MIDWEST GRAIN PRODUCTS, INC.
                             INCENTIVE STOCK OPTION
                 GRANTED UNDER THE STOCK INCENTIVE PLAN OF 1996


Date of Grant: June 11, 2002                                     ________ Shares

Time of Grant: 10:15 a.m. CDT

                          THIS OPTION IS NOT ASSIGNABLE

     Grant. Midwest Grain Products, Inc., a Kansas corporation (the "Company"), hereby grants to the optionee named below an option to purchase, in accordance with and subject to the terms and restrictions set forth in the Midwest Grain Products, Inc. Stock Incentive Plan of 1996 (the "Plan"), as amended and in this option, the number of shares of Common Stock, no par value, of the Company ("Shares") set forth below, at the price set forth below and expiring at the date set forth below:

            Optionee:  _____________________________________________
            Number of Shares subject to option: ___________________ Number of such Shares to be Incentive Options: _________ Number of such Shares to be Nonqualified Options: ______ Option price per Share: ________________________________

     Incentive Stock Option. This option is intended to qualify as an incentive stock option under Section 422 of the Code, as amended from time to time ("Incentive Option") as to the shares specified above to be Incentive Options and as a nonqualified option as to the remainder of such shares ("Nonqualified Option"); provided that to the extent that the aggregate fair market value (as defined in the Code), of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by you during any calendar year under the Plan or any other Company plan exceeds $100,000, this Option shall be treated as a Nonqualified Option in accordance with the provisions of Section 422 of the Code, as amended.

     Exercisability.

     (a) Incentive Option Installments. Subject to the $100,000 limitation, the Incentive options shall become exercisable as to all or any part of _______ shares upon the first anniversary of the Date of Grant, _______ shares upon the second anniversary of the Date of Grant, _______ shares on the third anniversary of the Date of Grant and ________ shares on the fourth anniversary of the Date of Grant; provided, that in the case of death or normal retirement all installments shall become immediately exercisable as of the day immediately prior to the date of death or date of retirement.


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     (b) Nonqualified Option Installments. The Nonqualified options shall become exercisable as to all or any part of _______ shares upon the first anniversary of the Date of Grant, _______ shares upon the second anniversary of the Date of Grant, _______ shares on the third anniversary of the Date of Grant and ________ shares on the fourth anniversary of the Date of Grant; provided, that in the case of death or normal retirement all installments shall become immediately exercisable as of the day immediately prior to the date of death or date of retirement.

     (c) Other Provision concerning Exercisability. The options shall otherwise be exercisable to the extent permitted in the Plan, including provisions therein relating to a Change In Control, death, retirement or other termination of employment. Installments or portions thereof not exercised in earlier periods shall be cumulative and shall be available for exercise in later periods.

     Term. All options granted to you under this grant must be exercised, if at all, on or before December 9, 2011. In the event of your death, retirement from the Company or other termination of employment, whether voluntary or involuntary, the options will expire and may be exercised in the manner specified in Section 6 of the Plan.

     Exercise. Upon exercise of an option, you may pay all or any part of the option price in cash, by check satisfactory to the Company or by transfer to the Company of shares of Mature Stock or other Common Stock which was not obtained through the exercise of a stock option owned by the Optionee. Common Stock transferred to the Company or withheld from shares to be distributed in payment of the option price or withholding taxes shall be valued at the Fair Market Value of the Common Stock on the date of the exercise.

     Option Not Assignable. This Option is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable, during your lifetime, only by you; provided, however, to the extent that the options covered hereby constitute nonqualified stock options, you may assign such options to the extent that such assignment is hereafter approved in writing by the Committee.

     Not a 10% Owner. You hereby certify that, at the date hereof, you believe that you do not own stock of the Company that possesses more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company.

     Payment of Taxes. The Plan grants the Company the authority to make such provision as the Company deems appropriate for the collection of any taxes which the Company may withhold in connection with the grant or exercise of options. Pursuant to that authority, the Company authorizes you to settle withholding taxes generated upon the exercise of Nonqualified Options by allowing you to pay the taxes with cash or shares of the Company's Common Stock in accordance with the following guidelines:

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     1. You may  satisfy  obligations  to pay to the  Company  the amount of any federal, state or local income tax imposed on you as a result of the exercise of this option by either:

     (a) Delivering to the Company a personal check satisfactory to the Company in the amount of the tax liability on the date that the amount of the tax to be withheld is to be determined (the "Tax Date"); or by

     (b) Electing to pay the tax liability in shares of the Company's Common Stock ("Stock Payment Election") by

          (1) directing the Company at or prior to the Tax Date to withhold from the number of shares to be issued to the optionee in connection with the exercise of a Nonqualified Option that number of shares equal to the amount of the tax liability divided by the fair market value (as defined by the Plans) of one share of the Company's common stock on the Tax Date; or

          (2) delivering to the Company on the Tax Date good and marketable title to that number of shares of Mature Stock (as defined in the Plan) or other Stock which was not obtained through the exercise of a stock option owned by you, as shall equal the amount of the tax liability divided by the fair market value of one share of the Company's common stock on the Tax Date.

     2. No fractional shares will be issued in connection with any election to satisfy a tax liability by paying in shares. The balance of any tax liability representing a fraction of a share will be settled in cash.

     3. The amount of tax which may be paid by an optionee pursuant to a Stock Payment Election will be the minimum required federal (including FICA and FUTA) and state withholding amounts at the time of the election to pay the taxes with surrendered or withheld shares.

     4. The provisions of these rules relating to the use of stock to satisfy obligations may be unilaterally revised by the Committee from time to time to conform the same to any applicable laws or regulations.

     Compliance With Law. When the issue or transfer of the shares covered by this option may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to refuse to issue or transfer said stock. The Company may also legend certificates covering shares purchased hereunder with usual and customary transfer restrictions to insure compliance with applicable securities laws, and may issue the same subject to its prior receipt of written representations from optionee in form and substance satisfactory to the Company.

     IN WITNESS WHEREOF, this instrument has been executed by the Company as of this __ day of _____, 200_.

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                                     MIDWEST GRAIN PRODUCTS, INC.


                                     By_______________________________
                                           Laidacker M. Seaberg
                                           President and Chief Executive Officer


                                 ACKNOWLEDGMENT

     I hereby acknowledge receipt of the above option and a copy of the Plan referred to in said option. I am familiar with the terms of the Plan, and I understand my rights under the option are subject to and governed by the terms of the Plan, as well as by the terms set forth in the foregoing option itself.

_________________________________       ________________________________________
       Date Acknowledged                          Signature of Optionee

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